UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 27, 2009

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Change in Compensatory Arrangements of Certain Officers

On March 27, 2009, Boise Cascade Holdings, L.L.C. advised its salaried employees that it was amending the Boise Cascade, L.L.C. Pension Plan for Salaried Employees (the “Plan”) so as to effect a hard freeze of benefits effective as of January 1, 2010.  As a result, from and after such effective date no participant in the Plan will receive credit under the Plan for further service to the company or its subsidiaries and the compensation levels resulting from any such further service will not be relevant to the determination of benefits payable under the Plan.

This amendment also effects an automatic parallel amendment of benefits payable under the terms of the Boise Cascade Supplemental Pension Plan (the “SUPP”) and the Boise Cascade Supplemental Early Retirement Plan for Executive Officers (the “SERP”) copies of which are on file with the SEC as Exhibits 10.35 and 10.36 to our form 10-K Annual Report for 2008.  The SUPP provides benefits to our Chief Financial Officer, Thomas E. Carlile, and three of our Named Executive Officers, Stanley R. Bell, Thomas A. Lovlien, and David G. Gadda.  The SERP provides benefits to Messrs. Carlile and Lovlien.  Because the amendments to the Plan are automatically incorporated by reference to the SUPP and the SERP, no written amendment of those plans will be prepared or filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

		By	/s/ David G. Gadda
David G. Gadda
Vice President, General Counsel and Secretary
Date:	March 31, 2009